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                                                                    Exhibit 23.7

                                                          [ARTHUR ANDERSEN LOGO]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 of our report dated February 28, 2001 on the consolidated financial statements of Emicom Group, Inc. as of December 31, 2000 and for the period ended December 31, 2000 included in the Current Report on Form 8-K of Divine, Inc., dated July 12, 2001, as amended on March 28, 2002.


/s/ Luboshitz Kasierer
Luboshitz Kasierer
Arthur Andersen


Tel Aviv, Israel
June 17, 2002